Exhibit 99.1

Khosla Ventures Acquisition Co. III Receives Expected Notice From Nasdaq Regarding Delayed Quarterly Report

MENLO PARK, August 31, 2021 /PRNewswire/ — Khosla Ventures Acquisition Co. III (the “Company”) announced today that, on August 25, 2021, it received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because the Company failed to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (“SEC”). The Notice has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market.

As previously disclosed in the Form 12b-25 filed on August 16, 2021 by the Company with the SEC, the Company was unable to file the Form 10-Q by the required due date of August 16, 2021. The Company intends to file the Form 10-Q with the SEC as soon as practicable.

Contact

Peter Buckland, CFO, information@khoslaventures.com